Exhibit 10.12

AMENDMENT TO Series D TRANSACTION DOCUMENTS

This AMENDMENT TO Series D TRANSACTION DOCUMENTS (this “Amendment”) dated as of March [__], 2018, and effective as of February 28, 2018 (the “Effective Date”) is entered into by Summit Semiconductor, Inc., a Delaware corporation (the “Company”), and [HOLDER] or its assigns (the “Holder”).

Recitals

WHEREAS, the Company and the Holder (collectively, the “Parties”) entered that certain Securities Purchase Agreement, dated [________], 201[__], as amended, modified or supplemented from time to time in accordance with its terms (the “Agreement”);

WHEREAS, pursuant to the Agreement, the Holder beneficially owns and holds (i) that certain Senior Secured Original Issue Discount Convertible Note, due February 28, 2018, as amended, modified or supplemented from time to time in accordance with its terms (the “Note”), and (ii) that certain warrant, as amended, modified or supplemented from time to time in accordance with its terms (the “Warrant”), to purchase [_______] common units of the Company (the “Warrant Units”);

WHEREAS, the Note and Warrant were originally issued on [________], 201[__], at which time the Company was a Delaware limited liability company;

WHEREAS, the Company converted from a Delaware limited liability company to a Delaware corporation effective December 31, 2017 (the “Corporate Conversion”); and

WHEREAS, pursuant to the Agreement, the Company and the Holder entered into that certain Security Agreement, dated [________], 201[__] (the “Security Agreement”; and together with the Agreement, the Note, and the Warrant, the “Transaction Documents”);

WHEREAS, by the terms of the Warrant, the number of Warrant Units would double if the Company did not consummate its initial public offering by June 1, 2017 (the “IPO Date”);

WHEREAS, the Holder agreed to extend the IPO Date to February 28, 2018 (the “Extended IPO Date”);

WHEREAS, due to the Corporate Conversion, the Warrant became exercisable into [_____] shares (the “Warrant Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”);

WHEREAS, due to the passing of the Extended IPO Date and pursuant to this Amendment, the Warrant Shares have doubled and the Warrant is now exercisable into [______] shares of the Common Stock; and

WHEREAS, the Parties desire that the Transaction Documents be amended to reflect the Corporate Conversion and modifications of certain provisions of as specified below.

NOW, THEREFORE, in consideration of the foregoing, and of the mutual representations, warranties, covenants, and agreements herein contained, the Parties hereto agree as follows:

Agreement

Section 1.            Defined Terms. Unless otherwise indicated herein, all terms which are capitalized but are not otherwise defined herein shall have the meaning ascribed to them in the Transaction Documents.

Section 2.             General Amendments to Transaction Documents.

I.            Wherever the Company’s name appears as “Summit Semiconductor, LLC”, it shall be replaced with “Summit Semiconductor, Inc.”

II.           Wherever the phrase “Delaware limited liability company” appears, it shall be replaced with “Delaware corporation”.

III.          Wherever the term “Common Unit” appears, it shall be replaced with “Common Stock”. Further, wherever appropriate, the phrases “shares of” or “share of” shall precede “Common Stock”.

IV.         Wherever the term “Conversion Units” appear, it shall be replaced with “Conversion Shares”.

V.          Wherever the term “Warrant Units” appear, it shall be replaced with “Warrant Shares”.

VI.         Wherever the terms “member” or “members” appears, each shall be replaced with “shareholder” or “shareholders”, respectively.

VII.        Wherever the term “certificate of formation” appears, it shall be replaced with “certificate of incorporation”.

VIII.       Wherever the term “Operating Agreement” appears, it shall be either replaced with “Certificate of Incorporation” or deleted in its entirety, as appropriate.

IX.        The Company’s principal office and address for notice shall be modified to 6840 Via Del Oro Ste. 280, San Jose, CA 95119.

X.        Any other modifications, additions, or deletions reasonably necessary to properly interpret any of the Transaction Documents to solely reflect the Corporate Conversion shall be deemed amended hereby accordingly.

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Section 3.            Amendments to Note.

I.           The second paragraph of the Note is hereby amended and restated in its entirety as follows:

FOR VALUE RECEIVED, the Company promises to pay to [________] or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $[______] on June 30, 2018 (the “Maturity Date”) or such earlier date as this Note is required or permitted to be repaid as provided hereunder and to pay interest to the Holder on the aggregate then outstanding principal amount of this Note in accordance with the provisions hereof. This Note is subject to the following additional provisions.

II.          Section 1 of the Note is hereby amended and restated in its entirety as follows:

Section 1.            Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Exchange Agreement (as defined below) and (b) the following terms shall have the following meanings:

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (g) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Buy-In” shall have the meaning set forth in Section 4(d)(iv).

“Common Stock” means the common stock, par value $0.0001 per share, of the Company, and any other class of securities into which such securities may hereafter be reclassified or changed.

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“Common Stock Equivalents” means any securities of the Company or any of its subsidiaries which would entitle the holder thereof to acquire at any time shares of Common Stock (as defined below), including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the Holder to receive, Common Stock.

“Conversion” shall have the meaning ascribed to such term in Section 4.

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Price” shall have the meaning set forth in Section 4(c).

“Conversion Shares” means, collectively, the Common Stock issuable upon conversion of this Note in accordance with the terms hereof.

“Event of Default” shall have the meaning set forth in Section 6(a).

“New York Courts” shall have the meaning set forth in Section 7(d).

“Note Register” shall have the meaning set forth in Section 2.

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

“Original Issue Date” means the date of the first issuance of the Notes, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence such Notes.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of [________], 201[__] among the Company and the original Holders, as amended, modified or supplemented from time to time in accordance with its terms.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Delivery Date” shall have the meaning set forth in Section 4(e)(ii).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock (or an equivalent thereof) is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTC Bulletin Board or the Pink OTC Markets (or any successors to any of the foregoing).

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III.         Section 2 of the Note is hereby amended and restated in its entirety as follows:

Section 2. Interest. Commencing on March 1, 2018, and continuing on the first (1st) Trading Day of each successive month thereafter until payment and/or conversion in full of the outstanding principal under this Note has been made, the Company shall owe to the Holder, in kind, ten percent (10%) of the original principal amount of this Note, which such amounts shall be paid on or before the Maturity Date.  Interest shall be calculated on the basis of a 360-day year, consisting of twelve (12), thirty (30) calendar day periods.  All payments hereunder will be paid to the Person in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note (the “Note Register”). For the avoidance of doubt, the foregoing additionally amounts owed by the Company to the Holder will not be paid to the Holder on such dates, but shall only be deemed earned on such dates. For example, if the original principal amount of this Note is $100,000 and not repaid in full until the Maturity Date, then: (1) on March 1, 2018, the Company shall owe to the Holder a total of $110,000; (2) on April 1, 2018, the Company shall owe to the Holder under this Note a total of $120,000; (3) on May 1, 2018, the Company shall owe to the Holder under this Note a total of $130,000; 4) on June 1, 2018, the Company shall owe to the Holder under this Note a total of $140,000; and (5) the Company shall make such payments on or before the Maturity Date.

IV.         Section 4(c) of the Note is hereby amended and restated in its entirety as follows:

b) Conversion Price. The “Conversion Price” in effect on a Conversion Date in connection with the Company’s initial public offering of Common Stock (the “IPO”) shall be equal to the lesser of (i) (A) $4.50 or (ii) (A) the highest price per share of Common Stock sold in the Company’s initial public offering, multiplied by (B) seventy-five percent (75%); and on any other Conversion Date, the Conversion Price shall be $4.50. In the event the Company (i) issues a dividend or dividends on Common Stock payable in shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any Common Stock issued by the Company upon conversion of, or payment of interest on, the Notes), (ii) subdivides outstanding Common Stock into a larger number of Common Stock, (iii) combines (including by way of a reverse split) outstanding Common Stock into a smaller number of shares of Common Stock or (iv) issues, in the event of a reclassification of Common Stock, any shares of Common Stock, then the Conversion Price shall be adjusted by multiplying the Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders of the Company entitled to receive such distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

V.          Section 4(e)(ii) of the Note is hereby amended and restated in its entirety as follows:

ii.           Delivery of Certificate Upon Conversion. The Company shall promptly deliver the, or cause to be delivered (the “Share Delivery Date”), to the Holder a certificate or certificates representing the Conversion Shares representing the number of Conversion Shares being acquired upon the conversion of this Note

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            Section 4.               Amendments to Warrant.

I.           The first paragraph of the Warrant is hereby amended and restated in its entirety as follows:

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received [HOLDER] or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth and in the Securities Purchase Agreement between the Company and the Holder (the “Purchase Agreement”), at any time on or after the Original Issue Date and on or prior to the close of business on the fifth anniversary of the Original Issue Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Summit Semiconductor, Inc., a Delaware corporation (the “Company”), up to [_______] shares of Common Stock (as subject to adjustment hereunder, the “Warrant Shares”). The purchase price of one Warrant Share under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b)

II.          Section 2(b) of the Warrant is hereby amended and restated in its entirety as follows:

b)    Exercise Price. The exercise price per share of Common Stock under this Warrant shall be $5.40 (the “Exercise Price”).

III.         Section 3(a) of the Warrant is hereby amended and restated in its entirety as follows:

a)   Intentionally Omitted.

IV.         Section 3(b) is hereby added to the Warrant as follows:

b)   Intentionally Omitted.

Section 5.             Ratifications; Inconsistent Provisions; Severability. Except as otherwise expressly provided herein the Note, and the Warrant is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Effective Date, all references in the Note or the Warrant to “this Note” and “this Warrant”, respectively, as well as “hereto”, “hereof”, “hereunder” or words of like import referring to the Note or Warrant, as applicable, shall mean the Note or Warrant, as applicable and as amended by this Amendment. Notwithstanding the foregoing to the contrary, to the extent that there is any inconsistency between the provisions of the Agreement, the Note, the Warrant, or the other Transaction Documents, and this Amendment, the provisions of this Amendment shall control and be binding. In the event and to the extent that any provision of this Amendment shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provisions of this Amendment, all of which shall remain fully enforceable as set forth herein.

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            Section 6.                Acknowledgments. The Holder acknowledges and agrees the Company is not default under the Note or any of the related Transaction Documents. As such, this Amendment represents the compromise between the Parties and is not intended as an admission of any default, liability, fault, claim, wrongdoing, or the like of or by the Company. The Company explicitly denies any and all liability with regard to any potential claims that could be made by the Holder and the Holder acknowledges the foregoing.

Section 7.            Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Amendment (irrespective of the place where it is executed and delivered) shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Amendment (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Amendment), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each of the Parties hereby irrevocably waive personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Amendment and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.   If either of the Parties shall commence an action, suit or proceeding to enforce any provisions of the Amendment, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

Section 8.            Headings. The headings contained herein are for convenience only, do not constitute a part of this Amendment and shall not be deemed to limit or affect any of the provisions hereto.

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            Section 9.               Counterparts. This Amendment may be executed in any number of counterparts, all of which will constitute one and the same instruments and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other party. Facsimile, PFD, or other electronic transmission of any signed original document shall be deemed the same as delivery of an original.

[Signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of the date first written above by its respective officers thereunto duly authorized.

SUMMIT SEMICONDUCTOR, Inc.

By:
	Name:	Brett Moyer
	Title:	Chief Executive Officer

Acknowledged and Accepted as of the date first written above:

[HOLDER]

By:
Name:
Title:

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